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EXHIBIT B

                                CODE OF REGULATIONS
                                        OF
                             OHIO CASUALTY CORPORATION


                                     ARTICLE I

                              MEETINGS OF SHAREHOLDERS

	Section 1.	Annual Meetings.   The annual meeting of the
                        ----------------
shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the third Wednesday in April of each year, or on such other date as may from time to time be designated by the Board of Directors.

        Section 2.      Calling of Meetings.   Meetings of the shareholders may
                        --------------------
be called only by the Chairman of the Board, by the President, by the Secretary, by the directors by action at a meeting, by a majority of the directors acting without a meeting or by the holders of at least 50% of all shares outstanding and entitled to vote thereat.

	Section 3.	Place of Meetings.   Meetings of shareholders may be
                        ------------------
held at any place within or without the State of Ohio. Meetings of shareholders may be held in any manner or place, if any, determined by the directors and permitted by Ohio law.

	Section 4.	Notice of Meetings.
                        -------------------
	(A)	Written notice stating the time, place, if any, and purpose or purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and any other matters related to the conduct of the meeting required by Ohio law to be specified in such notice shall be given by or at the direction of the Chairman of the Board, the President or the Secretary by personal delivery, by mail, by overnight delivery service or, if authorized by the shareholder to whom notice is given, any other means of communication. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed or sent by an overnight delivery service, such notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, notice shall be sent to the address furnished by the shareholder for such transmissions.

	(B)	Notice of adjournment of a meeting need not be given if the
time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be


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present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting.

	(C)	In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or these Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

	(D)	Following the receipt by the President or the Secretary of a request in writing, specifying the purpose or purposes for which the person or persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any person or persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 105 days after the receipt of such request, as such officer may fix. If such notice is not given within 45 days after the receipt of such request by the President or the Secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of these Regulations.

	Section 5. 	Waiver of Notice.   Notice of the time, place, if any,
                        -----------------
and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting shall be deemed to be a waiver by the shareholder of notice of such meeting.
A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this Section and that contains a waiver by such person is a writing for purposes of this Section 5.

	Section 6.	Quorum.   At any meeting of shareholders, the holders
                        -------
of shares entitling them to exercise a majority of the voting power of the corporation then outstanding and entitled to vote thereat, present in person, by proxy, or by the use of communications equipment, shall constitute a quorum for such meeting. The holders of a majority of the voting power represented at a meeting, whether or not a quorum is present, or the Chairman of the Board, the President, the Secretary, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

	Section 7.	Votes Required.   At all elections of directors, the
                        ---------------
candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares,

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or of any class of shares, or of each class, as is required by law, the
Articles or the Code of Regulations.

	Section 8.	Order of Business.   The order of business at any
                        ------------------
meeting of the shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person, by proxy or by the use of communications equipment.

	Section 9.	Shareholders Entitled to Vote.   Each shareholder of
                        ------------------------------
record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 120 days preceding the date of the meeting of shareholders.

	Section 10.	Proxies.   At meetings of the shareholders, any
                        --------
shareholder of record entitled to vote may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

	Section 11.	Inspectors of Election.   In advance of any meeting of
                        -----------------------
shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

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                                    ARTICLE II

                                    DIRECTORS

	Section 1.	Authority.   Except where the law, the Articles or
                        ----------
these Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

	Section 2.	Number of Directors and Terms of Office.
                        ----------------------------------------

        (A) Until changed in accordance with the provisions of the Code of Regulations, the number of directors of the corporation shall be twelve (12). The number of directors may be fixed or changed (i) at a meeting of shareholders called for the purpose of electing directors at which a quorum is present or (ii) by action of a majority of the whole authorized number of directors, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

	(B)	Until changed in accordance with law, the Board of Directors shall be divided into three (3) classes consisting of four (4) directors each (Class I, Class II and Class III). If the authorized number of directors is increased or decreased at any time, the directors may, by a resolution adopted by a majority of the whole authorized number of directors, determine the number of directors to be added or subtracted, as the case may be, from any class or classes of directors, and the effect of such increase or decrease need not be uniform; provided, however, (a) that the authorized number of directors of any class shall not exceed by more than four (4) the authorized number of directors of any other class, and (b) no class shall consist of fewer than three (3) directors. The election of each class of directors shall be a separate election. The term of office of Class I shall expire at the annual meeting of shareholders for 1988; the term of office of Class II shall expire at the annual meeting of shareholders for 1989; the term of office of Class III shall expire at the annual meeting of shareholders for 1987; and at each annual meeting of shareholders commencing with the year 1987, the successors to the directors of the class whose term shall expire in that year shall be elected for a term of three years, so that the term of office of one class of directors shall expire in each year commencing with the year 1987; provided, however, that each director elected at any time shall hold office until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal.

	Section 3.	Nomination and Election.
                        ------------------------

	(A)	Any nominee for election as a director of the corporation may be proposed only by the Board of Directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the Board of Directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation at its principal office. In the case of a

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nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) February 1, immediately preceding such annual meeting, or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice required by this subparagraph (A) shall be received by the Secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business of the seventh day following the day on which notice of the special meeting was mailed to shareholders. Each such written notice of a proposed nominee shall set forth (1) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

	(B)	If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in subparagraph (A) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

        (C) The election of directors shall be by ballot whenever requested by the person acting as chairman of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

	Section 4.	Removal.  A director or directors may be removed from
                        --------
office, with or without assigning any cause, by the vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

        Section 5.      Vacancies.   Vacancies, and newly created directorships
                        ----------
resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a majority of the whole authorized number of directors, or in any other manner provided by law, the Articles or the Code of Regulations.

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	Section 6.	Meetings.   A meeting of the directors shall be held
                        ---------
immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the Chairman of the Board, the President, the Secretary or any four directors. Meetings of directors may be held in any manner or place, if any, permitted by law.

	Section 7.	Notice of Meetings.   Notice of the place, if any, and
                        -------------------
time of each meeting of directors for which the requirement of notice has not been dispensed with by the Articles, these Regulations or the Bylaws (as defined in Section 12) shall be given to each of the directors by at least one of the following methods:

        (A) By mail, telegram, cablegram, overnight delivery service, or by any other means of communication authorized by the director, not later than the day before the date on which such meeting is to be held; or

        (B) Personally or by telephone not later than the day before the date on which such meeting is to be held.

        Notice given to a director by any one of the methods specified in these Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the Chairman of the Board, the President or the Secretary of the corporation. Unless otherwise required by law, any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the place, if any, and time to which it is adjourned are fixed and announced at the meeting.

	Section 8.	Waiver of Notice.   Notice of any meeting of directors
                        -----------------
may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person and that contains a waiver by that person is a writing for purposes of this Section 8.

	Section 9.	Quorum.   A majority of the whole authorized number of
                        -------
directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles or the Code of Regulations.

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	Section 10.	Executive Committee.   The directors may create an
                        --------------------
Executive Committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such Executive Committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the Executive Committee or in any other committee of the directors.

	Such Executive Committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such Executive Committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that director is a signed writing for the purposes of this Section. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

	Any act or authorization of an act by the Executive Committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the Executive Committee or of any other committee of directors shall be required. A meeting of the Executive Committee or any other committee of directors may be called by the Chairman of the Board, the President or by a member of the Executive Committee or such other committee of directors, as the case may be.

	Section 11.	Compensation.   Directors shall be entitled to receive
                        -------------
as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

	Section 12.	Bylaws.   The directors may adopt, and amend from time
                        -------
to time, Bylaws for their own government, which Bylaws shall not be inconsistent with the law, the Articles or the Code of Regulations.

                                        7


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                                ARTICLE III

                                  OFFICERS

	Section 1.	Officers, Term and Compensation.   The officers of the
                        --------------------------------
corporation to be elected by the directors shall be a Chief Executive Officer, a President (who may also be the Chief Executive Officer), a Secretary and a Treasurer and, if desired, one or more Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents) as the directors may from time to time determine, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the directors may from time to time elect. The officers of the corporation may also include a Chairman of the Board, who shall be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, these Regulations or the Bylaws to be executed, acknowledged or verified by two or more officers.

	Section 2.	Tenure of Office.   The officers of the corporation
                        -----------------
shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights of the persons so removed, if any.

	Section 3.	Duties of the Chairman of the Board.   The Chairman of
                        ------------------------------------
the Board, if any, shall preside at all meetings of the directors and at all meetings of the shareholders, and shall have such other powers and duties as the directors shall from time to time assign to the Chairman of the Board.

	Section 4.	Duties of the Chief Executive Officer.   The Chief
                        --------------------------------------
Executive Officer shall be the active executive officer of the corporation and shall exercise supervision over the other officers, subject, however, to the control of the directors. The Chief Executive Officer shall have such other powers and duties as the directors shall from time to time assign to the Chief Executive Officer. In the absence of the Chairman of the Board, or if there be no Chairman of the Board, the Chief Executive Officer shall preside at meetings of shareholders.

        Section 5.      Duties of the President.   The President shall, subject
                        ------------------------
to the control of the directors and, if there be one who is not also the President, the Chief Executive Officer, exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors or, if there be one who is not also the President, the Chief Executive Officer may from time to time assign, including the power and authority to sign all certificates evidencing shares of the corporation, deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the President of the corporation. In the absence of the Chairman of the Board, if there be

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one, and the Chief Executive Officer if there be one who is not also the
President, it shall be the duty of the President to preside at all meetings of shareholders.

	Section 6.	Duties of the Vice Presidents.   The Vice Presidents
                        ------------------------------
(which may include one or more Executive Vice Presidents and/or Senior Vice Presidents as determined by the directors) shall perform such duties as may from time to time be assigned to them by the directors, the Chief Executive Officer or the President. At the request of the President, or in the absence, death or disability of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated) authorized to exercise the authority of the President may perform all the duties of the President, and when so acting, shall have all the powers of the President.

	Section 7.	Duties of the Secretary.   It shall be the duty of the
                        ------------------------
Secretary, or of an Assistant Secretary, if any, in case of the absence or inability to act of the Secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same, which shall be attested by the Secretary; to sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the Secretary's signature on behalf of the corporation, to perform such other duties as may be required by law, the Articles or these Regulations; to keep such books as may be required by the directors; to perform such other and further duties as may from time to time be assigned to the Secretary by the directors, the Chief Executive Officer or the President; and to deliver all books, paper and property of the corporation in the possession of the Secretary to such person's successor, to the Chief Executive Officer or to the President.

	Section 8.	Duties of the Treasurer.   The Treasurer or an
                        ------------------------
Assistant Treasurer, if any, in case of the absence or inability to act of the Treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with or disburse the same as directed by the Chief Executive Officer, the President or the directors; shall keep an accurate account of the finances and business of the corporation, and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of the Treasurer's duties; shall, upon the expiration of the Treasurer's term of office, deliver all money and other property of the corporation in the Treasurer's possession or custody to the Treasurer's successor, the Chief Executive Officer or the President; and shall perform such other duties as from time to time may be assigned to the Treasurer by the directors.

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                                    ARTICLE IV

                                      SHARES

	Section 1.	Certificates.   Certificates evidencing ownership of
                        -------------
shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number, the signatures of the Chairman of the Board, the President, or a Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed), and such recitals as may be required or permitted by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt.

	Section 2.	Transfers.   Where a certificate evidencing a share or
                        ----------
shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

        1. An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

	2.	Reasonable assurance is given that the endorsement of each
appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

	3.	All applicable laws relating to the collection of transfer or other taxes have been complied with; and

	4.	The corporation or its agents are not otherwise required or
permitted to refuse to register such transfer.

	Section 3.	Transfer Agents and Registrars.   The directors may
                        -------------------------------
appoint one or more agents to transfer or to register shares of the corporation, or both.

	Section 4.	Lost, Wrongfully Taken or Destroyed Certificates.
                        -------------------------------------------------
Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

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


	1.	So requests before the corporation has notice that such
original certificate has been acquired by a bona fide purchaser; and

	2.	Files with the corporation any indemnity bond, with surety or sureties satisfactory to the corporation, in such sum as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

	3.	Satisfies any other reasonable requirements which may be
imposed by the directors, in their discretion.


                                ARTICLE V

                        INDEMNIFICATION AND INSURANCE

	Section 1.	Mandatory Indemnification.   The corporation shall
                        --------------------------
indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

        Section 2.      Court-Approved Indemnification.   Anything contained in
                        -------------------------------
the Regulations or elsewhere to the contrary notwithstanding:

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        (A)     the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee, or officer of another corporation
(domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

	(B)	the corporation shall promptly make any such unpaid
indemnification as is determined by a court to be proper as contemplated by this Section 2.

	Section 3.	Indemnification for Expenses.   Anything contained in
                        -----------------------------
the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

	Section 4.	Determination Required.   Any indemnification required
                        -----------------------
under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which

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such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph
(A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

	Section 5.	Advances for Expenses.   Expenses (including, without
                        ----------------------
limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

        (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

	(B)	if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

        Section 6.      Article V Not Exclusive.   The indemnification provided
                        ------------------------
by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such

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


office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	Section 7.	Insurance.   The corporation may purchase and maintain
                        ----------
insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

	Section 8.	Certain Definitions.   For purposes of this Article V,
                        --------------------
and as examples and not by way of limitation:

        (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

	(B)	References to an "other enterprise" shall include employee
benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

	Section 9.	Venue.   Any action, suit or proceeding to determine a
                        ------
claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

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


                                     ARTICLE VI

                                        SEAL

	The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center.

                                     ARTICLE VII

                                     FISCAL YEAR

	The fiscal year shall begin on the first day of January and end on the 31st day of December in each year, or on such other dates as may from time to time be established by the directors.

                                    ARTICLE VIII

                                   MISCELLANEOUS

	Section 1.	Amendments.   These Regulations may be amended, or new
                        -----------
regulations may be adopted, at a meeting of shareholders held for such purpose, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than all (100%) of the voting power of the corporation on such proposal.

        Section 2.      Action by Shareholders or Directors Without a Meeting.
                        ------------------------------------------------------
Anything contained in these Regulations to the contrary notwithstanding, except as provided in Section 1 of this Article VIII, any action which may authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of shareholders held for such purpose, or all the directors, or all the members of such committee of directors, respectively, which writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this Section and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this Section. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.


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